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                     PHOENIX INTENTIONAL LIFE SCIENCES INC.


                               BY-LAW NUMBER 94-1


1.   CANADA BUSINESS CORPORATIONS ACT

     Unless otherwise provided in these by-laws, the provisions of the Canada Business Corporation Act ("Act") shall apply to the Corporation. Terms not defined in these by-laws shall have the same meanings as set forth in the Act.


2.   SPECIAL MEETINGS OF SHAREHOLDERS

     Special meetings of shareholders may be called at any time by order of the Chairman of the Board or the President or any Vice-President of the Corporation in addition to the provisions for the calling thereof set forth in the Act.


3.   PLACE OF MEETINGS OF SHAREHOLDERS

     Meetings of shareholders shall be held at the registered office of the Corporation or at any other place within Canada determined by the directors or, subject to the Act, at any place outside Canada.


4.   PROCEDURE AT MEETINGS OF SHAREHOLDERS

     The Chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the shareholders.

     A declaration by the Chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

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     The Chairman at any meeting of shareholders may vote as a shareholder but shall not have a second or casting vote in case of an equality of votes.

     A quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if holders of twenty-five percent (25%) of the shares entitled to vote at the meeting are present in person or represented by proxy.

5.   SCRUTINEERS

     The Chairman at any meeting of shareholders may appoint one or more persons (who may but need not be shareholders, directors, officers or employees of the Corporation) to act as scrutineers at such meeting.


6.   MEETINGS OF DIRECTORS AND NOTICES

     As soon as may be practicable after the annual meeting of shareholders in each year there shall be held, without notice, a meeting of such of the newly elected directors as are then present, provided they shall constitute a quorum, for the election or appointment of officers of the Corporation.

     Meetings of the directors may be called at any time by or by order of the Chairman of the Board, the President or any two directors, and may be held at the registered office of the Corporation, or at any other place determined by the directors. Notice specifying the place, day and time of each such meeting shall be served upon each director or left at his usual residence or usual place of business, or shall be mailed, telegraphed or cabled prepaid, addressed to each director at his address as it appears on the books of the Corporation at least 48 hours prior to the time fixed for such meeting in the case of notice served personally or telegraphed or cabled, and at least 72 hours prior to the time fixed for such meeting in other cases.


7.   QUORUM AND VOTING AT MEETINGS OF DIRECTORS

     The directors may from time to time fix the quorum for meetings of directors, but unless so fixed a majority of the directors in office shall constitute a quorum.

     The Chairman at any meeting of directors may vote as a director but shall not have a second or casting vote in case of an equality of votes.

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8.   INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     8.1  LIMITATION OF LIABILITY

          No director or officer shall be liable for the acts, receipts, neglects or default of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

     8.2  INDEMNITY

          Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

          8.2.1 he acted honestly and in good faith with a view to the best interests of the Corporation; and

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          8.2.2 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     8.3  INSURANCE

          Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the Board may from time to time determine.


9.   FINANCIAL YEAR

     The directors may fix and from time to time change the financial year end of the Corporation.

10.  DECLARATIONS

     Any officer, or any other person authorized by the directors, by any two officers or by the Chairman of the Board or the President, is authorized and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court, and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee, and to make affidavits and solemn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party, and to make petitions for winding-up or bankruptcy orders upon any debtor of the Corporation, and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith.


11.  REPRESENTATION AT MEETINGS

     Any officer, or any other person authorized by the directors, may:

     11.1 represent the Corporation and attend and vote at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Corporation has shares or is

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          otherwise interested, and any action taken and vote cast by him at any such meeting shall be deemed to be the act and/or vote of the Corporation;

     11.2 authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act, for and on behalf and in the name of the Corporation, at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Corporation has shares or is otherwise interested, and for such purpose may execute and deliver instruments of proxy in such form and terms as the person so executing and delivering the same may see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of substitute proxies and the revocation of all instruments of proxy given by the Corporation prior thereto with respect to any such meeting.


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                Enacted by the Board the 27th day of June, 1994.


                                                        /S/ DR. JOHN W. HOOPER
                                                        ------------------------
                                                        Dr. John W. Hooper
                                                        President


                                                        /S/ JEAN-YVES CALOZ
                                                        ------------------------
                                                        Jean-Yves Caloz
                                                        Secretary


     Confirmed by the Shareholders in accordance with the Act the 27th day of June, 1994.

                                                        /S/ JEAN-YVES CALOZ
                                                        ------------------------
                                                        Jean-Yves Caloz
                                                        Secretary


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                                    ADDENDUM

     The attached by-laws are intended to supplement the provisions of the Canada Business Corporations Act and of applicable securities laws; provisions which heretofore have normally been included in by-laws but which are set forth in the Act and applicable securities laws are not repeated in the attached by-laws; accordingly it is necessary to refer to the Act and to applicable securities laws when considering the provisions applicable to the Corporation; the following is a summary of items heretofore normally included in by-laws - the references to sections and parts are to the sections and parts of the Act and the references to by-laws are to the attached by-laws.


SHAREHOLDERS

  Annual meetings           -     Subsections 133(a) and 155(1)
  Special meetings          -     Subsection 133(b) and Section 143; By-law 2
  Place of meetings         -     Section 132; By-law 3
  Notice of meetings        -     Sections 135 and 136; National Policy No. C-41
   and adjournments                and applicable securities laws
  Quorum                    -     Section 139
  Right to vote, proxies    -     Sections 140, 141 and Part XII; By-law 4;
   and proxy material              National Policy No. C-41 and applicable
                                   securities laws
  Joint shareholders        -     Subsection 140(4)
  Procedure at meetings     -     By-law 4
  Scrutineers               -     By-law 5
  Proposals                 -     Section 137


DIRECTORS

  Number                    -     Paragraph 6(1)(e), Subsections 102(2) and
  Election, term of                and 107(a)
   office and
   qualification            -     Sections 105, 106 and 116
  General powers of
   directors                -     Subsection 102(1) and Section 122
  Meetings and notices      -     Section 114; By-law 6

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  Quorum and voting         -     Section 114; By-law 7
  Removal of directors      -     Section 109
  Ceasing to hold office    -     Subsection 108(1)
  Filling vacancy           -     Subsection 111(1)
  Remuneration of
   directors                -     Section 125
  Resolution in lieu
   of meeting               -     Section 117
  Indemnities of directors
   and others               -     Section 124; By-law 8
  Disclosure of interest    -     Section 120


COMMITTEES

  Appointment and powers    -     Sections 115 and 171


OFFICERS

  Appointment               -      Section 121

CAPITAL STOCK

  Issue of shares           -      Subsection 25(1)

FINANCIAL YEAR AND AUDIT

  Financial year            -      By-law 9
  Audit                     -      Sections 162 and 163

FINANCIAL DISCLOSURE        -      Section 160; applicable securities laws

CORPORATION REPRESENTATION FOR CERTAIN PURPOSES

  Declarations              -      By-law 10
  Representation at
   meetings                 -      By-law 11

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ENACTMENT, REPEAL AND AMENDMENT OF BY-LAWS - Section 103







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                                  BY-LAW, 94-2

                   A BY-LAW RESPECTING THE BORROWING OF MONEY,
                  THE ISSUING OF SECURITIES AND THE SECURING OF
                                 LIABILITIES BY

                    PHOENIX INTERNATIONAL LIFE SCIENCES INC./
                 PHOENIX INTERANTIONALE SCIENCES DE LA VIE INC.

            BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

     (a) borrow money upon the credit of the Corporation;

     (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

     (c) mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, by way of mortgage, hypothec, pledge or otherwise, to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delagation.

     ENACTED by the board the 27th day of June, 1994

President /S/ DR. JOHN W. HOOPER             Secretary /S/ JEAN-YVES CALOZ
         -----------------------                       -------------------------
          DR. JOHN W. HOOPER                           JEAN-YVES CALOZ

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     CONFIRMED by the shareholders in accordance with the Act the 27th day of
June, 1994.

                                          Secretary /S/ JEAN-YVES CALOZ
                                                   -----------------------------
                                                    JEAN-YVES CALOZ